Exhibit 99.2

COLLECTION ACCOUNT CONTROL AGREEMENT, dated as of                              , 20     among CHASE AUTO OWNER TRUST 20    -    , a Delaware statutory trust (the “Issuer”),                         , a national banking association, not in its individual capacity but solely as indenture trustee (the “Secured Party”), and                         , as securities intermediary (the “Securities Intermediary”). Capitalized terms used but not defined herein shall have the meanings assigned in Section 1.1 of the Sale and Servicing Agreement between the Issuer and JPMorgan Chase Bank, National Association, dated as of                              , 20    , as the same may be amended and supplemented from time to time (the “Sale and Servicing Agreement”). All references herein to the “UCC” shall mean the Uniform Commercial Code as in effect in the State of New York.

1. Establishment of Collection Account. The Securities Intermediary hereby confirms that (a) the Securities Intermediary has established the Collection Account, (b) the Collection Account is a “securities account” as such term is defined in §8-501(a) of the UCC, (c) the Securities Intermediary shall, subject to the terms of this Agreement, treat the Issuer as entitled to exercise the rights that comprise any financial asset credited to the Collection Account, (d) all property delivered to the Securities Intermediary pursuant to the Sale and Servicing Agreement for deposit in the Collection Account will be promptly credited to the Securities Account and (e) all securities or other property underlying any financial assets credited to the Collection Account shall be registered in the name of the Securities Intermediary, indorsed to the Securities Intermediary or in blank or credited to another securities account maintained in the name of the Securities Intermediary and in no case will any financial asset credited to the Collection Account be registered in the name of the Issuer, payable to the order of the Issuer or specially indorsed to the Issuer except to the extent the foregoing have been specially indorsed to the Securities Intermediary or in blank.

2. Treatment as “Financial Assets”. The Securities Intermediary hereby agrees that each item of property (whether investment property, financial asset, security, instrument or cash) credited to the Collection Account shall be treated as a “financial asset” within the meaning of §8-102(a)(9) of the UCC. The Securities Intermediary agrees that any interest, cash dividends or other cash distributions received in respect of any Permitted Investments and the net proceeds of any sale or payment of any Permitted Investments shall be promptly credited to the Collection Account.

3. Control by Secured Party. At all times prior to the termination of this Agreement as provided in Section 17, the Securities Intermediary shall take instructions and directions and act upon “entitlement orders” (within the meaning of §8-102(a)(8) of the UCC) issued by the Secured Party without further consent by the Issuer. Except as otherwise provided in this Section, the Securities Intermediary shall also comply with entitlement orders originated by the Issuer or the Servicer on behalf of the Issuer without further consent by the Secured Party. If the Secured Party notifies the Securities Intermediary that the Secured Party will exercise exclusive control over the Collection Account, the Securities Intermediary shall not comply with entitlement orders or other directions issued by the Issuer or the Servicer on behalf of the Issuer. Funds on deposit in the Collection Account shall be invested in Permitted Investments selected by the Issuer or the Servicer on behalf of the Issuer or by the Secured Party to the extent provided in Section 8.3(a) and Section 8.3(c) of the Indenture. At all times prior to the termination of this Agreement as provided in Section 17, no property shall be released from the Collection Account except upon the written instructions of the Secured Party or the Paying Agent.

4. Statements and Confirmations. The Securities Intermediary will promptly send copies of all statements, confirmations and other correspondence concerning the Collection Account and/or any financial assets credited thereto simultaneously to each of the Servicer and the Secured Party at the address set forth in Section 12.

5. Tax Allocations. All items of income, gain, expense and loss recognized in the Collection Account shall be reported to the Internal Revenue Service and all state and local taxing authorities under the name and taxpayer identification number of the Issuer.

6. Securities Intermediary’s Jurisdiction. This Agreement, the Collection Account and the rights and obligations of the Securities Intermediary, the Secured Party and the Issuer with respect thereto shall be governed by the laws of the State of New York. Regardless of any provision in any other agreement, for purposes of the Relevant UCC, New York shall be deemed to be the Securities Intermediary’s jurisdiction and the Collection Account (as well as the securities entitlements related thereto) shall be governed by the laws of the State of New York.

7. Subordination of Lien; Waiver of Set-Off. In the event that the Securities Intermediary has or subsequently obtains by agreement, operation of law or otherwise a security interest in the Collection Account or any security entitlement credited thereto, the Securities Intermediary hereby agrees that such security interest shall be subordinate to the security interest of the Secured Party. The financial assets and other items deposited to the Collection Account will not be subject to deduction, set-off, banker’s lien, or any other right in favor of any Person other than the Secured Party.

8. Notice of Adverse Claims. Except for the claims and interest of the Secured Party and of the Issuer in the Collection Account, the Securities Intermediary does not know of any claim to, or interest in, the Collection Account or in any “financial asset” (as defined in §8-102(a)(9) of the UCC) credited thereto. If any Person asserts any lien, encumbrance or adverse claim (including any writ, garnishment, judgment, warrant of attachment, execution or similar process) against the Collection Account or in any financial asset credited thereto, the Securities Intermediary will promptly notify the Secured Party and the Issuer thereof.

9. Amendments. No amendment or modification of this Agreement or waiver of any right hereunder shall be binding on any party hereto unless it is in writing and is signed by all of the parties hereto.

10. Representations, Warranties and Covenants of the Securities Intermediary. The Securities Intermediary hereby makes the following representations, warranties and covenants:

(A) The Collection Account has been established as set forth in Section 1 above and the Collection Account will be maintained in the manner set forth herein until termination of this Agreement. The Securities Intermediary shall not change the name or account number of the Collection Account without the prior written consent of the Secured Party.

(B) No financial asset is or will be registered in the name of the Issuer, payable to its order, or specially endorsed to it, except to the extent such financial asset has been endorsed to the Securities Intermediary or in blank.

(C) This Agreement is the valid and legally binding obligation of the Securities Intermediary.

(D) The Securities Intermediary has not entered into, and until the termination of this Agreement will not enter into, any agreement with any other person relating to any of the Collection Account and/or any financial assets credited thereto pursuant to which it has agreed to comply with entitlement orders (as defined in §8-102(a) (8) of the UCC) of such person. The Securities Intermediary has not entered into any other agreement with the Issuer or the Secured Party purporting to limit or condition the obligation of the Securities Intermediary to comply with entitlement orders as set forth in Section 3.

(E) The Securities Intermediary is a “securities intermediary” (as defined in §8-102(a)(14) of the UCC) and is acting in such capacity with respect to the Collection Account.

(F) The Securities Intermediary is not a “clearing corporation” (as defined in §8-102(a)(5) of the UCC).

11. Successors. The terms of this Agreement shall be binding upon, and shall inure to the benefit of, the parties hereto and their respective successors and assigns.

12. Notices. Any notice, request or other communication required or permitted to be given under this Agreement shall be in writing and deemed to have been properly given when delivered in person, or when sent by telecopy or other electronic means and electronic confirmation of error free receipt is received or two days after being sent by certified or registered United States mail, return receipt requested, postage prepaid, addressed to the party at the address set forth below.

Issuer:	c/o Owner Trustee
Attention: [ ]

Secured Party:	_____________
Attention: [ ]

Securities Intermediary:	__________________

Any party may change his address for notices in the manner set forth above.

13. Removal of Securities Intermediary. The Secured Party acting at the direction of the Issuer shall remove the Securities Intermediary if it ceases to be a Qualified Institution or a Qualified Trust Institution unless the Rating Agency Condition is satisfied in connection with the Securities Intermediary’s ceasing to be a Qualified Institution or a Qualified Trust Institution and appoint a Qualified Institution or a Qualified Trust Institution to act as successor Securities Intermediary hereunder. No removal of the Securities Intermediary shall become effective until a successor Securities Intermediary shall have been appointed by the Secured Party hereunder and shall have accepted such appointment in writing. Upon the appointment of a successor Securities Intermediary and its acceptance of such appointment, the removed Securities Intermediary shall transfer all items of property held by it to such successor (which items of property shall be transferred to a new Collection Account established and maintained by such successor). Following such appointment all references herein to Securities Intermediary shall be deemed a reference to such successor.

14. Indenture Trustee as Secured Party. The Secured Party shall at all times be the same Person that is the Indenture Trustee under the Indenture. Resignation or removal of the Indenture Trustee under the Indenture shall also constitute substitution of a successor Secured Party under this Agreement. Upon the acceptance of any appointment as successor Indenture Trustee under the Indenture, that successor Indenture Trustee shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring or removed Secured Party under this Agreement, and the retiring or removed Secured Party under this Agreement shall promptly transfer to such successor Secured Party all items of property held by the Secured Party, together with all records and other documents necessary or appropriate in connection with the performance of the duties of the successor Secured Party under this Agreement, whereupon such retiring or removed Secured Party shall be discharged from its duties and obligations under this Agreement.

15. No Petition. The Securities Intermediary, by entering into this Agreement, hereby covenants and agrees that it will not at any time institute against the Issuer or join in any institution against the Issuer of, any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings, or other proceedings under any United States Federal or state bankruptcy or similar law in connection with any obligations relating to this Agreement or any of the other Basic Documents.

16. Limitation of Liability. (a) Notwithstanding anything contained herein to the contrary, this instrument has been signed by Wilmington Trust Company not in its individual capacity but solely in its capacity as Owner Trustee of the Issuer and in no event shall Wilmington Trust Company in its individual capacity or any beneficial owner of the Issuer have any liability for the representations, warranties, covenants, agreements or other obligations of the Issuer hereunder, as to all of which recourse shall be had solely to the assets of the Issuer. For all purposes of this Agreement, in the performance of any duties or obligations of the Issuer hereunder, the Owner Trustee shall be subject to, and entitled to the benefits of, the terms and provisions of Articles VI, VII and VIII of the Trust Agreement.

(b) No recourse under any obligation, covenant or agreement of the Issuer contained in this Agreement shall be had against any agent of the Issuer (including the Administrator) as such by the enforcement of any assessment or by any legal or equitable proceeding, by virtue of any statute or otherwise; it being expressly agreed and understood that this Agreement is solely an obligation of the Issuer as a Delaware statutory trust, and that no personal liability whatsoever shall attach to or be incurred by any agent of the Issuer (including the Administrator), as such, under or by reason of any of the obligations, covenants or agreements of the Issuer contained in this Agreement, or implied therefrom, and that any and all personal liability for breaches by the Issuer of any such obligations, covenants or agreements, either at common law or at equity, or by statute or constitution, of every such agent is hereby expressly waived as a condition of and in consideration for the execution of this Agreement.

(c) The Securities Intermediary shall not have any duties or obligations except those expressly set forth herein. Without limiting the generality of the foregoing, the Securities Intermediary shall not be subject to any fiduciary or other implied duties, and the Securities Intermediary shall not have any duty to take any discretionary action or exercise any discretionary powers. None of the Securities Intermediary or any agent or affiliate of the Securities Intermediary shall have any personal liability, whether direct or indirect and whether in contract, tort or otherwise (i) for any action taken or omitted to be taken by any of them hereunder or in connection therewith unless there has been a final judicial determination that such act or omission was performed or omitted in bad faith or constituted negligence or (ii) for any action taken or omitted to be taken by the Securities Intermediary at the express direction of the Issuer. In addition, the Securities Intermediary shall have no liability for making any investment or reinvestment of any cash balance in the Collection Account unless directed by the Issuer or the Servicer on behalf of the Issuer as provided in Section 3. The liabilities of the Securities Intermediary shall be limited to those expressly set forth in this Agreement. With the exception of this Agreement, the Securities Intermediary is not responsible for or chargeable with knowledge of any terms or conditions contained in any agreement referred to herein. Anything in this Agreement notwithstanding, in no event shall the Securities Intermediary be liable for special, indirect or consequential loss or damage of any kind whatsoever (including but not limited to lost profits), even if the Securities Intermediary has been advised of such loss or damage and regardless of the form of action.

17. Indemnity. The Securities Intermediary shall be required to pay from its own account all expenses incurred by it in connection with its activities hereunder; provided, however that the Issuer shall cause the Servicer pursuant to the Sale and Servicing Agreement to indemnify the Securities Intermediary against any and all loss, liability or extraordinary expense incurred by it in connection with the performance of its duties hereunder; provided, further however, that the Servicer shall not be liable for any portion of any such amount resulting from the willful misfeasance, bad faith, or negligence of the Securities Intermediary. The Securities Intermediary shall notify the Issuer and the Servicer promptly of any claim for which it may seek indemnity. Indemnification under this Section 17 shall include reasonable fees and expenses of counsel and expenses of litigation. If the Servicer shall have made any indemnity payments pursuant to this Section 17 and the recipient thereafter collects any of such amounts from others, the recipient shall promptly repay such amounts to the Servicer, without interest.

18. Reliance. The Securities Intermediary shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing delivered to the Securities Intermediary under or in connection with this Agreement and believed by it to be genuine and to have been sent by the proper person. The Securities Intermediary may consult with legal counsel, independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts.

19. Termination. The rights and powers granted herein to the Secured Party have been granted in order to perfect its security interests in the Collection Account, are powers coupled with an interest and will neither be affected by the bankruptcy of the Issuer nor by the lapse of time. The obligations of the Securities Intermediary hereunder shall continue in effect until the security interests of the Secured Party in the Collection Account has been terminated pursuant to the terms of the Indenture, all distributions in respect of the Certificate Balance and interest due to the Certificateholders has been paid in full and the Secured Party has notified the Securities Intermediary of the occurrence of such events in writing.

20. Counterparts. This Agreement may be executed in any number of counterparts, all of which shall constitute one and the same instrument, and any party hereto may execute this Agreement by signing and delivering one or more counterparts.

IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed and delivered as of the day and year first above written.

CHASE AUTO OWNER TRUST 20 -

By:	, not in its individual capacity, but solely as Owner Trustee

By:
Name:
Title:

, not in its individual capacity but solely as Secured Party

By:
Name:
Title:

, as Securities Intermediary

By:
Name:
Title: